                                                 Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        EDUCATION MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                                           25-1119571
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

              210 SIXTH AVENUE
          PITTSBURGH, PENNSYLVANIA                                     15222
  (Address of principal executive offices)                           (Zip Code)


                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                             FREDERICK W. STEINBERG
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222
                     (Name and address of agent for service)

                                 (412) 562-0900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
           TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT OF
          SECURITIES               AMOUNT TO BE         OFFERING PRICE            AGGREGATE               REGISTRATION
       TO BE REGISTERED             REGISTERED            PER SHARE            OFFERING PRICE                 FEE

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Deferred Compensation             $4,000,000(2)              N/A                 $ 4,000,000                 $323.60
Obligations (1)

Common Stock, $.01 par value         200,000              $52.385(3)             $10,477,000                 $847.59

==============================================================================================================================

         (1) The Deferred Compensation Obligations are unsecured obligations of Education Management Corporation (the "Registrant") to pay deferred compensation in accordance with the terms of the Education Management Corporation Deferred Compensation Plan (the "Plan").

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock, $.01 par value ("Common Stock"), reported on the NASDAQ Stock Market on June 18, 2003.
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                                EXPLANATORY NOTE

         The Registrant is including the Deferred Compensation Obligations (as defined below) in this Registration Statement because of the uncertainty as to whether the Deferred Compensation Obligations would or should be considered "securities," or be subject to registration, under the Securities Act. The inclusion of the Deferred Compensation Obligations in this Registration Statement is not an admission by the Registrant that the Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the period ended June 30, 2002 (File No. 000-21363); (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2002, December 31, 2002 and March 31, 2003; and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on August 19, 1996, as amended on October 1, 1996, October 8, 1996 and October 28, 1996.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan.

     ITEM 4. DESCRIPTION OF SECURITIES.

          The shares of Common Stock to be offered under this Registration Statement are registered under Section 12 of the Exchange Act.

          The following is a summary of the $4,000,000 of deferred compensation obligations to be issued by the Registrant pursuant to the Plan (the "Deferred Compensation Obligations"). The Deferred Compenation Obligations are not registered under Section 12 of the Exchange Act. This summary is qualified in its entirety by reference to the terms of the Plan filed as Exhibit 4.4 hereto and incorporated herein by reference.

          In the discretion of the Registrant, outside directors of the Registrant and certain employees of the Registrant and its subsidiaries who are members of a select group of management or highly compensated employees ("Eligible Individuals") are eligible to participate in the Plan. Eligible Individuals are permitted under the terms of the Plan to defer receipt of (i) director fees, (ii) salary, (iii) bonuses, (iv) certain amounts distributed from the Education Management Corporation Retirement Plan (a profit sharing plan, including a cash or deferred arrangement and an employee stock ownership plan feature, that is qualified under Sections 401(a), 401(k) and 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) by reason of the average deferral percentage and average contribution percentage tests under Sections 401(k) and 401(m) of the Code, and (v) income otherwise recognizable upon the realization of gain in connection with the exercise of a stock option granted under the Registrant's 1996 Stock Incentive Plan ("Compensation").

          An election to defer the receipt of Compensation for a calendar year must be made by December 31 of the prior calendar year. A deferral election must be a whole percentage of Compensation, subject to a minimum deferral election of 1% or, in the case of salary and bonus, $1,000, whichever is less.

          When an Eligible Individual defers the receipt of Compensation, the Registrant retains the amount deferred and credits the value of such amount by book entry to an account maintained under the Plan for the benefit of the Eligible Individual. The Registrant may also credit to an Eligible Individual's account under the Plan an amount equal to the matching contributions and discretionary employer contributions that, but for the limitations in Sections 401(a)(17) and 402(g) of the Code, would have been allocated to the Eligible Individual's accounts under the Education Management Corporation Retirement Plan.

          Each Eligible Individual may designate that the amounts credited to his or her account under the Plan be hypothetically invested in one or more investment funds designated by the Registrant from time to time. The Eligible Individual's account under the Plan will be periodically credited or debited with an amount equal to the amount that would have been earned or loss had the amounts credited to his or her account actually been invested in accordance with such investment directions.

          The Registrant assumes a general, unsecured obligation to pay to each Eligible Individual, at the times described below, the amounts credited to each Eligible Individual's account under the Plan. Each participant is a general, unsecured creditor of the Registrant with a claim against the Registrant for the amount credited to the Eligible Individual's account under the Plan. The Deferred Compensation Obligations are unsecured, general obligations of the Registrant and rank equally with other unsecured and subordinated indebtedness of the Registrant from time to time outstanding.

          The Registrant is under no obligation to set aside or earmark funds for the payment of the Deferred Compensation Obligations to Eligible Individuals under the Plan. However, the Registrant has nonetheless established a "rabbi trust" to hold amounts equal to the aggregate amount of the Registrant's Deferred Compensation Obligations. The Registrant makes periodic contributions to the rabbi trust in amounts equal to the contribution credits to Eligible Individuals' accounts under the Plan. Assets of the rabbi trust are invested in accordance with Eligible Individuals' investment directions under the Plan. An Eligible Individual has no greater rights to the funds in the rabbi trust or to any other funds otherwise set aside or earmarked by the Registrant for purposes of funding the payment of the Registrant's Deferred Compensation Obligations than any other general, unsecured creditor of the Registrant.

          An Eligible Individual may not assign or transfer the Deferred Compensation Obligations, other than by designating a beneficiary or beneficiaries to receive payment of the amounts credited to his or account under the Plan if the Eligible Individual dies before receiving full payment of the amount credited to his or her account under the Plan. The Deferred Compensation Obligations are not subject to alienation, encumbrance, garnishment, attachment, execution or levy, except to the extent required by applicable law.

          Payment of an Eligible Individual's Deferred Compensation Obligations generally is made at the time and in the manner elected by the Eligible Individual at the time of the deferral election. In addition, payment of Deferred Compensation Obligations is made (or commences) to the Eligible Individual (or, in the case of the Eligible Individual's death, to the Eligible Individual's beneficiary or beneficiaries) as soon as administratively feasible following the Eligible Individual's:

          o normal retirement (termination of employment on or after the Eligible Individual's 65th birthday);

          o early retirement (termination of employment on or after the later of the Eligible Individual's 55th birthday and the date on which the Eligible Individual completes five years of service with the Registrant and its affiliates);

          o disability (termination of employment by reason of total and permanent disability, which is the inability of an Eligible Individual to engage in any substantial gainful activity by reason of any physical or mental impairment which is expected to result in death or be of long, continued and indefinite duration, as certified by a written opinion of a physician selected by the administrator of the Plan);

          o    death;

          o termination of employment for any other reason following completion of three years of service with the Registrant and its affiliates.

Payment is in the form of a lump sum or, if elected by the Eligible Individual, installments.

          An Eligible Individual may postpone payment of any amount credited to his or her account under the Plan beyond the applicable date set forth above if the Eligible Individual files a written election to postpone payment no later than (i) the last day of the calendar year preceding the calendar year in which such amount would otherwise be paid and (ii) six months prior to the date that payment would otherwise be made.

          An Eligible Individual may elect to receive payment of his or her Deferred Compensation Obligations on the basis of Hardship, which is defined as a severe financial hardship to the Eligible Individual resulting from (i) a sudden and unexpected illness or accident of the Eligible Individual or a dependent (within the meaning of Section 152(a) of the Code), (ii) loss of the Eligible Individual's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Eligible Individual's control. The amount paid to an Eligible Individual may not exceed the amount reasonably necessary to satisfy the Eligible Individual's need after exhaustion of other sources, such as reimbursement or compensation by insurance or otherwise, liquidation of other assets (except to the extent that such liquidation would itself create a hardship) and cessation of deferrals under the Plan.

          Payment is made in the form of cash or, if the Eligible Individual elects, in the form of shares of the Registrant's stock; however, payment of the portion of an Eligible Individual's account that is attributable to the deferral of gain on the exercise of a stock option is always paid in the form of shares of the Registrant's stock. If payment is in the form of shares of the Registrant's stock, the Eligible Individual receives a number of shares having a fair market value equal to the amount of the payment due, with any fractional shares being paid in cash.

          The amount credited to an Eligible Individual's account under the Plan is reduced by the amount of any payment made to such Eligible Individual pursuant to the Plan.

          The Deferred Compensation Obligations are not convertible into securities of the Registrant (except to the extent that payments to an Eligible Individual may be paid in the form of shares of the Registrant's stock, as described above), and Eligible Individuals have no voting rights with respect to the Deferred Compensation Obligations. The Deferred Compensation Obligations will not have the benefit of any negative pledge or other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having authority to take action with respect to the Deferred Compensation Obligations and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any request for consents, waivers, or amendments to the Deferred Compensation Obligations, enforcing covenants and taking action upon any default.

          The Plan is administered by a committee appointed by the Board of Directors of the Registrant. The committee has all rights, duties and powers necessary or appropriate for the administration of the Plan.

          The Registrant has the right, in its sole discretion, to amend or terminate the Plan at any time, for any reason (or for no reason), without notice, retroactively or prospectively. No such amendment or termination may reduce the amount credited to an Eligible Individual's account as of the date the amendment or termination is authorized.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Kathleen Clover is Assistant General Counsel of the Registrant, is an employee of the Registrant, participates in the benefit plans of the Registrant, including the Education Management Corporation Retirement Plan (the "Plan"), and holds 189 shares of the Registrant's Common Stock, $.01 par value per share (the "Common Stock") and options to acquire 18,500 shares of the Registrant's Common Stock.


     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the Registrant is obligated to indemnify a director or officer and to reimburse (but not advance) expenses with respect to any threatened, pending or completed action or proceeding only if such director or officer ultimately is successful on the merits or otherwise in defense of an action or proceeding referred to in Section 1741 or 1742 of the BCL. Therefore, the Registrant has entered into indemnification agreements with each of its directors and officers in which the Registrant agrees to indemnify such directors and officers to the fullest extent permitted by law and to advance the expenses of any suit or other action to such directors and officers upon their demand; subject to repayment if such directors or officers are found by a court of competent jurisdiction not to have been entitled to indemnification by the Registrant.

          BCL Sections 1741 and 1742 provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative (as defined below) of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of that corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of a business corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to that corporation unless and only to the extent that a local court of common pleas determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. A representative means a person occupying the position or discharging the functions of a director, officer, employee or agent of any enterprise, regardless of the name or title by which that person may be designated.

          BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by a business corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

          (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

          (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

          Notwithstanding the above, BCL Section 1743 provides that to the extent that a representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection therewith.

          BCL Section 1745 provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by a business corporation in advance of the final disposition of that action or proceeding upon receipt of an undertaking by or on behalf of a representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by that corporation.

          BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken and may be made whether or not that corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of that corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a representative of that corporation, or is or was serving at the request of that corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not that corporation would have the power to indemnify that person against such liability under the provisions described above.

          The Restated By-laws of the Registrant (the "By-laws") require, as described below, that the Registrant indemnify directors and officers to the maximum extent permitted by law and also provide for the mandatory advancement of expenses to directors in most circumstances.

          Section 7.1 of the By-laws provides that the Registrant shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Registrant who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the registrant, by reason of the fact that the indemnitee is or was an authorized representative of the registrant, against all expenses (including attorneys' fees, disbursements and other charges), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding.

          Section 7.2 of the By-laws further provides that the Registrant shall pay all expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by an indemnitee referred to in Section 7.1 of the By-laws in defending or appearing in any action, suit or proceeding described in Section 7.1 of the By-laws in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of the indemnitee to repay all amounts advanced if it shall ultimately specifically be determined by a final, unappealable adjudication that the indemnitee is not entitled to be indemnified by the Registrant, and an irrevocable assignment to the Registrant of all payments to which the indemnitee may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by the registrant.

          The By-laws provide that the rights of indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

          Section 7.9 of the By-laws provides that the Registrant may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such officer or director in any capacity, or arising out of such director's or officer's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article VII of the By-laws.

          The registrant maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the By-laws.

          As permitted by BCL Section 1713, the By-laws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, except to the extent that such elimination or limitation of liability is expressly prohibited by the BCL as in effect at the time of the alleged action or failure to take action by the director. The BCL states that this exculpation from liability does not apply where the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the federal securities laws.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          None.


     ITEM 8. EXHIBITS.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

     EXHIBIT NO.                                 DESCRIPTION

        4.1 Amended and Restated Articles of Incorporation of Education Management Corporation (incorporated by reference to Exhibit
                    3.01 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).

        4.2         Articles of Amendment (incorporated by reference to Exhibit
                    3.02 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).

        4.3 Restated By-laws of Education Management Corporation (incorporated by reference to Exhibit 3.03 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-12001)).

        4.4         Education Management Corporation Deferred Compensation Plan.

        5.1 Opinion of Kathleen Clover, Esquire, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

        23.1        Consent of Ernst & Young LLP.

        23.2 Consent of Kathleen Clover, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibits 5.1).

        24.1        Power of Attorney.

     ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 18th day of June, 2003.

                                     EDUCATION MANAGEMENT CORPORATION

                                     By: /s/ Robert T. McDowell
                                         ------------------------------------
                                         Robert T. McDowell
                                         Executive Vice President and
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

            Signature                           Capacity                                 Date
            ---------                           --------                                 ----
/s/ Robert B. Knutson*             Chairman and Chief Executive Officer              June 18, 2003
---------------------------------  (Principal Executive Officer) and a
Robert B. Knutson                  Director

/s/ Robert T. McDowell             Executive Vice President and Chief                June 18, 2003
---------------------------------  Financial Officer (Principal Financial
Robert T. McDowell                 Officer)

/s/ Daniel M. Fitzpatrick*         Vice President and Controller (Principal          June 18, 2003
---------------------------------  Accounting Officer)
Daniel M. Fitzpatrick
/s/ Robert H. Atwell*              Director                                          June 18, 2003
---------------------------------
Robert H. Atwell

/s/ James J. Burke, Jr.*           Director                                          June 18, 2003
---------------------------------
James J. Burke, Jr.


            Signature                           Capacity                                 Date
            ---------                           --------                                 ----

/s/ William M. Campbell, III*      Director                                          June 18, 2003
---------------------------------
William M. Campbell, III

/s/ Albert Greenstone*             Director                                          June 18, 2003
---------------------------------
Albert Greenstone

/s/ Miryam L. Knutson*             Director                                          June 18, 2003
---------------------------------
Miryam L. Knutson

/s/ John R. McKernan, Jr.*         Director                                          June 18, 2003
---------------------------------
John R. McKernan, Jr.

/s/ James S. Pasman, Jr.*          Director                                          June 18, 2003
---------------------------------
James S. Pasman, Jr.


     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Education Management Corporation Deferred Compensation Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 18, 2003.

                                       EDUCATION MANAGEMENT CORPORATION

                                       By: /s/ Robert T. McDowell
                                          -------------------------------------
                                          Robert T. McDowell
                                          Executive Vice President and
                                          Chief Financial Officer

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------

   4.1 Amended and Restated Articles of Incorporation of Education Management Corporation (incorporated by reference to Exhibit
                    3.01 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).

   4.2              Articles of Amendment (incorporated by reference to Exhibit
                    3.02 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 000-21363)).

   4.3 Restated By-laws of Education Management Corporation (incorporated by reference to Exhibit 3.03 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-12001)).

   4.4              Education Management Corporation Deferred Compensation Plan.

   5.1 Opinion of Kathleen Clover, Esquire, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

   23.3             Consent of Ernst & Young LLP.

   23.4 Consent of Kathleen Clover, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibits 5.1).

   24.1             Power of Attorney.